IN THE UNITED STATES COURT OF APPEALS
                             FOR THE THIRD CIRCUIT
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                                NO. _________
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             NORFOLK SOUTHERN CORPORATION, a Virginia corporation,
               ATLANTIC ACQUISITION CORPORATION, a Pennsylvania
                      corporation  AND KATHRYN B. McQUADE,
                                  Appellants

                                       v.

           CONRAIL INC., a Pennsylvania corporation, DAVID M. LEVAN,
             H. FURLONG BALDWIN, DANIEL B. BURKE, ROGER S. HILLAS,
         CLAUDE S. BRINEGAR, KATHLEEN FOLEY FELDSTEIN, DAVID B. LEWIS,
              JOHN C. MAROUS, DAVID H. SWANSON, E. BRADLEY JONES,
                  AND RAYMOND T. SCHULER AND CSX CORPORATION,
                                   Appellees
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        On Appeal from the United States District Court for the Eastern
                           District of Pennsylvania
                          Civil Action No. 96-CV-7167

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                 APPELLANTS' MOTION FOR AN EXPEDITED APPEAL
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                                      DECHERT PRICE & RHOADS
                                      Mary A. McLaughlin
                                      George G. Gordon
                                      4000 Bell Atlantic Tower
                                      1717 Arch Street
                                      Philadelphia, PA 19103-2703
                                      (215) 994-4000
                                      (215) 994-2222 Facsimile

                                      OF COUNSEL:

                                      SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM
                                      Steven J. Rothschild
                                      One Rodney Square
                                      P.O. Box 636
                                      Wilmington, DE 19801
                                      (302) 651-3000
                                      (302) 651-3001 Facsimile




                  APPELLANTS' MOTION FOR AN EXPEDITED APPEAL

               Appellants Norfolk Southern Corporation ( Norfolk ), Atlantic Acquisition Corporation, and Kathryn B. McQuade hereby move for an expedited appeal from the November 19, 1996 Order of the United States District Court for the Eastern District of Pennsylvania denying Plaintiffs' Motion for a Preliminary Injunction.

                         GROUNDS FOR EXPEDITED APPEAL

               At issue in this appeal are the rights of Conrail shareholders to choose the fate of the company that they own and the ability of Conrail's Board to abdicate its duties to those shareholders and Conrail's other constituencies. Norfolk and defendant CSX have made competing tender offers for shares of defendant Conrail. Norfolk's all cash $110 tender offer is worth approximately $1.5 billion more to shareholders than CSX's coercive, multi-tiered, front-end loaded tender offer. CSX and Conrail's board, however, have conspired to handicap the Norfolk offer and to coerce shareholders into tendering their shares to CSX. If the first stage of the CSX tender offer is allowed to close on November 20, 1996 and the impediments to the Norfolk Southern offer remain, Conrail s fate will be sealed.

               In support of this Motion, appellants incorporate their Emergency Motion For An Injunction Pending Appeal (the "Emergency Motion") filed today. As the Emergency Motion demonstrates, this appeal is extremely time sensitive.

                          PROPOSED BRIEFING SCHEDULE

               Appellants respectfully request that this Court set the following briefing schedule if this Motion is granted:

               (1) Brief for the appellant and the appendix to be served and filed within two (2) days of the Court's Order granting this motion;

               (2) Brief for the appellees to be served and filed within two (2) days of service of the appellants' brief; and

               (3) Reply brief for the appellants to be served and filed within two (2) days of service of the appellees' brief.

               Appellants also respectfully request that oral argument be scheduled as soon as practicable after completion of the briefing.



                                  CONCLUSION

               For the foregoing reasons, appellants respectfully request that the Court adopt and order the proposed expedited briefing schedule.

                                        Respectfully submitted,

                                        _______________________
                                        Mary A. McLaughlin
                                        George G. Gordon
                                        Dechert Price & Rhoads
                                        4000 Bell Atlantic Tower
                                        1717 Arch Street
                                        Philadelphia, PA 19103
                                        (215) 994-4000
                                        (215) 994-2222 (facsimile)
                                        Attorneys for Appellants

     Of counsel:
     Skadden, Arps, Slate, Meagher & Flom
     Steven J. Rothschild
     One Rodney Square
     P.O. Box 636
     Wilmington, DE 19899
     (302) 651-3000

     Dated: November 19, 1996